EXHIBIT 23.5

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-89584) of our report dated March 25, 2003, with respect to the consolidated financial statements of Gemstar-TV Guide International, Inc. and subsidiaries included in The News Corporation Limited’s Annual Report (Form 20-F/A) for the year ended June 30, 2002, filed with the Securities and Exchange Commission.

/s/    Ernst & Young LLP

Los Angeles, California

June 27, 2003